Exhibit 99.01

                                  PRESS RELEASE




FOR RELEASE:  Immediate

CONTACT: Karen Chrosniak, Director of Investor Relations
         Dean Marshall, Director of Finance, or
         Jim Brown, VP of Finance
         1-877-496-6704


                 Adelphia Completes Distribution of Common Stock
           of Adelphia Business Solutions and Provides Information on
       Conversion Price Adjustments for Adelphia's Convertible Securities

         Coudersport, Pa., Jan. 14, 2002/ -- Adelphia Communications Corporation (Nasdaq: ADLAC) ("Adelphia") announced today that its distribution (the "Spin-off") to its common stockholders of all of the shares of common stock of Adelphia Business Solutions, Inc. (Nasdaq: ABIZ)("ABIZ") owned by Adelphia had been completed. After 5:00 p.m. on January 11, 2002 (the payment date), each holder of Adelphia Class A and Class B common stock of record as of 5:00 p.m. Eastern time on January 8, 2002 (the record date) received 0.498096194 of a share of ABIZ common stock per share of Adelphia common stock. Holders of Adelphia Class A common stock received Class A common stock of ABIZ in the Spin-off. Holders of Adelphia Class B common stock received Class B common stock of ABIZ in the Spin-off.

         Adelphia distributed a total of approximately 92,986,175 Class A shares of ABIZ to Adelphia's Class A holders and 12,479,982 Class B shares of ABIZ to Adelphia's Class B holders. On January 8, 2002, Adelphia had approximately 186,683,167 Class A shares and 25,055,365 Class B shares of Adelphia common stock outstanding. As a result of the Spin-off, members of the John J. Rigas family hold a majority of the total voting power of ABIZ common stock.

         Adelphia has mailed an information statement regarding the Spin-off to Adelphia common stockholders of record as of 5:00 p.m. Eastern time on the record date. Adelphia has also filed the information statement on a Form 8-K with the Securities and Exchange Commission, which is available to the public over the internet at the SEC's web site (http://www.sec.gov) or the Company's web site (www.adelphia.com).



         Adelphia has completed the calculations regarding possible adjustments, due to the Spin-off, to the conversion prices of three of its convertible securities. The conversion price adjustment calculated for the Spin-off is less than 1% for each of the following securities of Adelphia:

     -- 3.25% Convertible Subordinated Notes due 2021 (CUSIP No. 006848 BH 7), -- 6% Convertible Subordinated Notes due 2006 (CUSIP No. 006848 BG 9) and -- 5-1/2% Series D Convertible Preferred Stock (CUSIP No. 006848 40 2).

As a result, in accordance with their terms, no adjustment will be made currently to the conversion price for these securities; the applicable adjustment will be carried forward and taken into account in any future adjustment. The conversion rate adjustment, if any, for Adelphia's 7.5% Series E Mandatory Convertible Preferred Stock (CUSIP No. 006848 50 1) will not be calculable until after the market close on January 25, 2002 in accordance with its terms.

         Adelphia Communications Corporation, with headquarters in Coudersport, Pennsylvania, is the sixth largest cable television company in the country.

         The statements in this press release that are not historical facts are forward-looking statements that are subject to material risks and uncertainties. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors which are discussed in Adelphia's filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to general business and economic conditions, acquisitions and divestitures, risks associated with the Company's growth and financings, the availability and cost of capital, government and regulatory policies, the pricing and availability of equipment, materials, inventories and programming, product acceptance, the Company's ability to execute on its business plans and to construct, expand and upgrade its cable systems, fiber optic networks and related facilities, risks associated with reliance on the performance and financial condition of vendors and customers, technological developments and changes in the competitive environment in which the Company operates. Additional information regarding factors that may affect the business and financial results of Adelphia can be found in the Company's Form 10-K for the year ended December 31, 2000, as amended by its Form 10-K/A, and its most recently filed Form 10-Q, as well as in the prospectus and most recent prospectus supplement filed under Registration Statement No. 333-64224, under the section entitled "Risk Factors" contained therein. The Company does not undertake to update any forward-looking statements in this press release or with respect to matters described herein.